Articles of Incorporation
                              (PURSUANT TO NRS 78)
                                STATE OF NEVADA
                               Secretary of State






       IMPORTANT:      Read. Instructions on reverse side before completing
                       this form

                         TYPE OR PRINT (BLACK INK ONLY)
L NAME  0F CORPORATION:           Asian Financial, Inc.
L RESEDFNT AGENT, (designated resident agent and his STREET AI)DRESS in Nevada where process may be served)

Name of  Resident Agent      GKL STATUTORY AGENT & FILING SERVICES, INC.

Stmt Address-           1100 East Wiliam Street, Suite 207, Carson City,
Nevada 89701
      Street No.              Street Name                           City

I. SHARES:(number of shares the corporation is authorized to issue) 100,000,000 common 1,000,000 pfd.
Number of shares with par value:      All     Par Value $0.001   Number of
shares without par value     0.


     I. GOVERNING BOARD: shall be styled as (check one): x Directors    Trustees
   The first BOARD OF DIRECTORS shall consist of 1 members and the names and addresses are as follows (attache additional pages if necessary)

   Dempsey K. Mork
   54880 Riviera,
   La Quinta, CA 92253




 .
L PURPOSE (Optional see reverse side): The purpose of the corporation shall be: To acquire another corporation

OTHER MATTERS: This form includes the minimal statutory retirements to incorporate under NRS 78, You may attach additional information pursuant to NRS 78.(037 or- any other information you deem appropriate.
 If any of the additional information is contradictory to this form it cannot
be filed and will  be returned   to you
for correction.  Number of pages attached. ________.

I. STGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles : (Sinatures must be notarized)
      (Attach additional pages if there are more than two incorporatorst)

     Dempsey K. Mork
     54-880 Riviera
     La Quinta, CA 92253